MDU RESOURCES GROUP, INC.

                    Certificate of Amendment
                               of
                 Certificate of Incorporation


      MDU Resources Group, Inc., a corporation duly organized and existing  under  the  laws  of  the  State  of  Delaware,  hereby certifies as follows:

      1.   That the Board of Directors of said Corporation, at  a

meeting duly convened and held on the 12th day of November, 1998,

proposed an amendment to the Certificate of Incorporation of  the

Corporation,  as heretofore amended, and at said meeting  adopted resolutions  setting forth the proposed amendment, declaring  its advisability,  and  directing  that  the  proposed  amendment  be considered at the next annual meeting of said Corporation by  the stockholders entitled to vote in respect thereof, such  amendment being  set  forth  in the Corporation's Proxy Statement  for  the

1999 Annual Stockholders Meeting as follows:

           RESOLVED,  that  the Board of  Directors  of  MDU
     Resources Group, Inc. hereby declares it advisable:

           (A) That the number of shares of Common Stock which the Company is authorized to issue be increased from 75,000,000 shares of Common Stock with the par value of $3.33, to 150,000,000 shares with the par value of $1.00, effective at the close of business on the date on which the appropriate Certificate of Amendment to the Company's Certificate of Incorporation is filed in the office of the Secretary of State of the State of Delaware;

           (B) That, in order to effect the foregoing, the Certificate of Incorporation of the Company, as heretofore amended, be further amended by deleting the first paragraph of Article FOURTH, and by inserting in place thereof a new first paragraph of said Article FOURTH to read as follows:

                FOURTH.  The total number of shares  of
          stock   which  the  Corporation  shall   have
          authority  to issue is One Hundred  Fifty-two
          Million   (152,000,000)  divided  into   four
          classes,  namely, Preferred Stock,  Preferred
          Stock  A, Preference Stock, and Common Stock.
          The  total number of shares of such Preferred
          Stock  authorized  is Five  Hundred  Thousand
          (500,000)  shares  of the par  value  of  One
          Hundred Dollars ($100) per share (hereinafter
          called  the  "Preferred Stock") amounting  in
          the   aggregate  to  Fifty  Million   Dollars
          ($50,000,000).  The total number of shares of
          such  Preferred  Stock A  authorized  is  One
          Million (1,000,000) shares without par  value
          (hereinafter called the "Preferred Stock A").
          The total number of shares of such Preference
          Stock  authorized  is Five  Hundred  Thousand
          (500,000)    shares   without    par    value
          (hereinafter called the "Preference  Stock").
          The  total  number of shares of  such  Common
          Stock authorized is One Hundred Fifty Million
          (150,000,000)  of the par value  of  One  and
          no/100 Dollars ($1.00) per share (hereinafter
          called the "Common Stock"), amounting in  the
          aggregate   to  One  Hundred  Fifty   Million
          Dollars ($150,000,000).

           FURTHER RESOLVED, that the Board of Directors hereby directs that the proposed amendments be attached as an exhibit to the proxy statement for the Company's next Annual or Special Meeting of Stockholders for consideration by the Stockholders entitled to vote in respect thereof.

      A copy of the resolutions was attached as Exhibit A to the

Corporation's  Proxy  Statement for the 1999 Annual  Stockholders

Meeting,  and  the  body  of  the  Proxy  Statement  contained  a discussion of the proposed amendment.

      2.   That  thereafter, on the 27th day of April,  1999,  at

11:00 a.m., in accordance with the Bylaws of the Corporation, and upon  notice  given in accordance with the laws of the  State  of

Delaware  and said Bylaws, the Annual Meeting of Stockholders  of the Corporation was held, and there were present at such meeting,

in person or by proxy, the holders of more than a majority of the shares  of  Common  Stock  of  the  Corporation  outstanding  and entitled to vote, constituting a quorum of said stockholders.

      3.   That  at  said  Annual Meeting  of  Stockholders,  the

proposal  to  amend the Certificate of Incorporation to  increase the  number  of authorized shares of Common Stock from 75,000,000 shares to 150,000,000 shares and to reduce the par value of  such shares from $3.33 per share to $1.00 per share were presented for consideration,  and  a vote of the holders of  the  Common  Stock voting  in  person  or by proxy was taken for  and  against  said proposal.

      That a majority of the outstanding stock of the Corporation entitled  to vote and present at the Annual Meeting in person  or by  proxy voted in favor of the proposal to amend Article  FOURTH to the Certificate of Incorporation as indicated in the following table:

                                           Shares        Shares
                   Shares     Shares        Voted        Voted
                     Out-     Repre-         For         Against
                   standing   sented       Proposal     Proposal

Common Stock      53,156,004  46,271,156  41,759,552   4,511,604*

*Includes 773,805 abstentions

      6.  That said amendment to the Certificate of Incorporation of  MDU Resources Group, Inc. as hereinbefore set forth have been therefore  duly  adopted  in accordance with  the  provisions  of

Section  242  of  the General Corporation Laws of  the  State  of

Delaware.

     IN WITNESS WHEREOF, MDU Resources Group, Inc. has caused its corporate seal to be hereunto affixed, and this Certificate to be signed  by  Martin  A. White, its President and  Chief  Executive

Officer, and Lester H. Loble, II, its Secretary, this 28th day of

April, 1999.

                                  MDU RESOURCES GROUP, INC.

ATTEST:



/s/ LESTER H. LOBLE, II           By:  /s/ MARTIN A. WHITE
Lester H. Loble, II, Secretary         Martin  A. White
                                       President and Chief Executive Officer